EXHIBIT A

                             JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each other undersigned parties hereby agree to file jointly this Schedule 13D (including any amendments thereto) with respect to the Common Stock of SurgiLight, Inc. It is understood and agreed that each of the parties hereto is responsible for the timely filing of this Schedule 13D and any amendments thereto, and for the completeness and accuracy of information concerning another party unless such party knows or has reason to believe that such information is inaccurate.

      It is understood and agreed that a copy of this agreement shall be attached as an exhibit to Schedule 13D, and any amendments thereto, filed on behalf of the parties hereto.

Dated: May 4, 2007

                                             GEM SURGILIGHT INVESTORS, LLC,
                                             by GEM SurgiLight Management, LLC,
                                             its managing member


                                             /s/ Edward Tobin
                                             ---------------------------------
                                             By: Edward Tobin, managing member

                                             /s/ Edward Tobin
                                             ---------------------------------
                                                 Edward Tobin